Exhibit 8.1
October 31, 2006
Copano Energy, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019
Re: COPANO ENERGY, L.L.C. REGISTRATION STATEMENT ON FORM S-3
Ladies and Gentlemen:
     We have acted as counsel for Copano Energy, L.L.C. (the “Company”), a Delaware limited liability company, with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof with the Securities and Exchange Commission in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of
     (1) 8⅛% Senior Notes due 2016, which may be co-issued by Copano Energy Finance (the “8⅛%Senior Notes”);
     (2) common units representing limited partner interests in the Company (the “Units”);
     (3) debt securities, which may be co-issued by Copano Energy Finance Corporation (“Copano Energy Finance”), a Delaware corporation, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Other Debt Securities”, together with the 8⅛% Senior Notes, the “Debt Securities”); and
     (4) guarantees of the Debt Securities by Copano Pipelines Group, L.L.C., a Delaware limited liability company, Copano Houston Central, L.L.C., a Delaware limited liability company, Copano Energy/Rocky Mountains and Mid-Continent, L.L.C., a Delaware limited liability company, ScissorTail Energy, LLC, a Delaware limited liability company, Copano Field Services/Copano Bay, L.P., a Texas limited partnership, Copano Field Services/South Texas, L.P., a Texas limited partnership, Copano Field Services/Agua Dulce, L.P., a Texas limited partnership, Copano Field Services/Central Gulf Coast, L.P., a Texas limited partnership, Copano Field Services/Karnes, L.P., a Texas limited partnership, Copano Field Services/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Field Services/Live Oak, L.P., a Texas limited partnership, Copano Pipelines/South Texas, L.P., a Texas limited partnership, Copano Pipelines/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Pipelines/Hebbronville, L.P., a Texas limited partnership,

Copano Energy, L.L.C. October 31, 2006 Page 2

Copano Pipelines/Texas Gulf Coast, L.P., a Texas limited partnership, Copano Energy Services/Upper Gulf Coast, L.P., a Texas limited partnership, Copano Energy Services/Texas Gulf Coast, L.P., a Texas limited partnership, Copano NGL Services, L.P., a Texas limited partnership, Copano Processing, L.P., a Texas limited partnership, Copano/Webb-Duval Pipeline, L.P., a Delaware limited partnership, CPNO Services, L.P., a Texas limited partnership, Copano Risk Management, L.P., a Texas limited partnership, Copano Processing GP, L.L.C., a Delaware limited liability company, Copano NGL Services GP, L.L.C., a Delaware limited liability company, Copano Field Services GP, L.L.C, a Delaware limited liability company, Copano Pipelines GP, L.L.C., a Delaware limited liability company, Copano Pipelines (Texas) GP, L.L.C., a Delaware limited liability company, Copano Energy Services GP, L.L.C., a Delaware limited liability company, Copano Energy Services (Texas) GP, L.L.C., a Delaware limited liability company, Copano Field Services/Central Gulf Coast GP, L.L.C., a Delaware limited liability company, Copano/Webb-Duval Pipeline GP, L.L.C., a Delaware limited liability company, CHC LP Holdings, L.L.C., a Delaware limited liability company, CPG LP Holdings, L.L.C., a Delaware limited liability company, CWDPL LP Holdings, L.L.C., a Delaware limited liability company, CPNO Services LP Holdings, L.L.C., a Delaware limited liability company, CPNO Services GP, L.L.C., a Delaware limited liability company, Nueces Gathering, L.L.C., a Texas limited liability company, Estes Cove Facilities, L.L.C., a Texas limited liability company, and Copano General Partners, Inc., a Delaware corporation.
     We have also participated in the preparation of the two prospectuses, one regarding the 8⅛% Senior Notes (the “8 1/8% Senior Note Prospectus”) and one regarding the Units and Other Debt Securities (the “Universal Prospectus”), contained in the Company’s Registration Statement to which this opinion is an exhibit.
     In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” in the Universal Prospectus (the “Discussion”). All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Universal Prospectus. In addition, we are of the opinion that the federal income tax discussion in the Universal Prospectus with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Company, included in the Discussion, as to which we express no opinion).

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     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act.
Very truly yours,
/s/ Vinson & Elkins L.L.P.

VINSON & ELKINS L.L.P.